UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane,	Miami Lakes,	FL	33016
(Address of principal executive offices)			(Zip Code)

(Registrant’s telephone number, including area code): (305) 569-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 Par Value	BKU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 11, 2026, the Compensation Committee of the Board of Directors of BankUnited, Inc. (the “Company”) approved, and the Company entered into, an amended and restated letter agreement with James Mackey, the Company’s Chief Financial Officer, to modify his prior change in control retention bonus benefit to a “double-trigger” severance benefit. The amended letter provides that if Mr. Mackey’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the letter agreement) during the two-year period following a change in control of the Company, he will be entitled to a lump sum severance benefit equal to two times his annual base salary, subject to an effective release of claims in favor of the Company. The amended letter supersedes and replaces the letter agreement with Mr. Mackey dated July 22, 2025, which shall be of no further force or effect.

The foregoing description is qualified in its entirety by reference to the letter agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated May 11, 2026, by and between BankUnited, Inc. and James Mackey

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 11, 2026	BANKUNITED, INC.

/s/ Rajinder Singh
		Name:	Rajinder Singh
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated May 11, 2026, by and between BankUnited, Inc. and James Mackey
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)
3